Exhibit (23)(p)(1)(f)

                      FIRST PACIFIC MUTUAL FUND, INC.
                             CODE OF ETHICS
                              ATTACHMENT A
                      Effective:  July 27, 2000
                     Amended:  December 30, 2006

List of Access Persons
Andrea Chan - Wealth Manager
Clayton Chow - Director
Summer Chun -Administrator
Louis D'Avanzo - Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Senior Wealth Manager
Lynden Keala - Director
Travis Kikuchi - Wealth Manager
Jean Lee - Secretary
Terrence Lee - President and CEO, Interested Director
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Stuart Marlowe - Director
Charlotte Meyer - Assistant Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Karen Nakamura - Director
Kim Scoggins - Director
Nora Simpson - Treasurer and Chief Compliance Officer
Costas Theocharidis - Wealth Manager


List of Investment Personnel
Louis D'Avanzo - Portfolio Manager
Jean Lee - Secretary
Terrence Lee - President and CEO, Director
Charlotte Meyer - Assistant Treasurer
Nora Simpson - Treasurer and Compliance Officer


Review Officer
Nora Simpson - Chief Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Interested Director